Exhibit 99.1

Broadwind Energy Announces Q1 2018 Results

Highlights:

  Q1 2018 orders totaled $28 million – strong Gearing orders and initial tower order following 2017 inventory correction

  Q1 2018 revenue of $30 million down from $56 million in Q1 2017, but up 69% sequentially as tower production begins to ramp up

  EPS loss of $.32 due to low tower production

  Initiated restructuring plan for Abilene fabrications facility and exit of CNG business

CICERO, Ill., May 04, 2018 (GLOBE NEWSWIRE) --  Broadwind Energy, Inc. (NASDAQ:BWEN) reported sales of $30.0 million in Q1 2018, down 47% compared to $56.1 million in Q1 2017. The sharp decrease was primarily due to a $32.1 million decrease in Towers and Heavy Fabrications segment revenue due to a 64% reduction in tower sections sold, as the two tower production facilities were restarting operations following a near shutdown in the fourth quarter of 2017, and a lower average sales price on the product mix sold. Partially offsetting were increased sales for the Gearing segment, up 127% compared to Q1 2017 due to the strong demand from oil and gas customers, and higher Process Systems revenue, due to the recovery in mining and other industrial markets.

The Company reported a net loss from continuing operations of $4.8 million, or $.32 per share, in Q1 2018, compared to a net income from continuing operations of $6.5 million, or $.43 per share, in Q1 2017. The prior-year quarter included a $5.1 million, or $.34 per share income tax benefit due primarily to the partial release of a tax valuation allowance related to the Red Wolf acquisition. The remaining difference is primarily due to low tower production in the first quarter of 2018.

The Company reported near break-even results from discontinued operations in Q1 2018, compared to net loss from discontinued operations of $.2 million in Q1 2017. The Company reported non-GAAP adjusted EBITDA loss (earnings before interest, taxes, depreciation, amortization, share-based payments and restructuring costs) of $1.6 million in Q1 2018, compared to non-GAAP adjusted EBITDA of $3.9 million in Q1 2017 (please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release). The $5.5 million decrease was mainly attributable to significantly lower production volume in the Towers and Heavy Fabrications segment, partly offset by improvements in the other business segments.

Broadwind CEO Stephanie Kushner stated, “We are regaining our footing after a very difficult second half of 2017. We booked $28 million in orders during Q1 2018, which included the first significant tower order in a year following an inventory correction triggered by the merger of our two large tower customers. Our operational leaders did a good job restarting production in our tower plants following a near shutdown last year. Our visibility has improved, although our capacity utilization will only gradually recover this year and we are monitoring the steel tariff impact carefully. We are on track with our 2018 customer diversification initiative of more than $40 million in orders outside of our core customer base.

Kushner continued, “Our Gearing segment is off to a strong start, with first quarter revenue more than double last year. With the resurgence in demand from oil and gas customers, we are continuing to deal with supply chain constraints and general growing pains, which we expect to iron out as the year progresses. Our order visibility is significantly improved in this segment, as customers have secured production slots in response to the threat of rising input costs and lengthening material lead times, and our production is largely booked out for 2018.

Following the decision to exit the CNG market, we will consolidate into one production facility in Abilene, Texas, where we will produce both towers and other heavy fabrications, which will save us about $600 thousand in manufacturing overhead annually.”

Kushner concluded, “As our tower business recovers and our gearing and heavy fabrications orders accelerate, we expect consolidated Q2 revenue to rise to $36-38 million and to return to positive EBITDA generation.”

Orders and Backlog

The Company booked $28.1 million of net new orders in Q1 2018, compared to $40.0 million in Q1 2017. Towers and Heavy Fabrications orders, which vary considerably from quarter to quarter, totaled $7.8 million in Q1 2018, down from $29.1 million in Q1 2017. Gearing orders totaled $15.4 million in Q1 2018, more than double Q1 2017 orders of $7.3 million, as a result of increased orders from oil & gas and industrial customers. Process Systems orders totaled $4.9 million in Q1 2018 compared to $3.6 million in Q1 2017 as a result of the timing of the Red Wolf acquisition in the prior year.

At March 31, 2018, total backlog was $136.3 million, compared to $138.2 million at December 31, 2017.

Segment Results

Towers and Heavy Fabrications (formerly known as Towers and Weldments)
Broadwind Energy produces fabrications for wind, oil and gas, mining and other industrial applications, specializing in the production of wind turbine towers.

Towers and Heavy Fabrications segment sales totaled $16.8 million in Q1 2018, compared to $48.9 million in Q1 2017. The significant decrease was due to a 64% reduction in tower sections sold as our largest customer halted orders beginning in Q2 2017 in order to work off excess inventory, and a lower average sales price on the product mix sold. This was partially offset by increased heavy fabrications volume due primarily to an expanded customer base and the recovery in mining and other industrial markets. The Towers and Heavy Fabrications segment operating loss totaled $1.5 million in Q1 2018 compared to operating income of $5.8 million in Q1 2017. The significant reduction was primarily due to operating at a low capacity level, a less favorable product mix and significant start-up costs related to the quick production ramp up from near shutdown levels in Q4 2017. These factors were partially offset by $1.3 million in savings attributable to reduced labor and overhead expense. The net loss for the Towers and Heavy Fabrications segment totaled $1.1 million in Q1 2018, compared to net income of $4.0 million in Q1 2017. Non-GAAP Adjusted EBITDA in Q1 2018 was a loss of $.1 million compared to non-GAAP adjusted EBITDA of $7.0 million in Q1 2017. The decrease was due to the factors described above.

Gearing
Broadwind Energy engineers, builds and remanufactures precision gears and gearboxes for oil and gas, mining, steel, wind and other specialized applications.

Gearing segment sales totaled $8.8 million in Q1 2018, compared to $3.9 million in Q1 2017. The $4.9 million increase was due to successful expansion of the customer base and continued strong sales to oil & gas and other industrial customers related to the rebound in these markets. The operating loss narrowed to $.6 million in Q1 2018, compared to $1.5 million in Q1 2017. The improvement was due to the increase in revenue noted above, partially offset by the residual impact of supply chain delays that led to operating inefficiencies, and higher manufacturing variances to support the increased production. The net loss for the Gearing segment totaled $.6 million in Q1 2018, compared to $1.5 million in Q1 2017. The Gearing segment reported slightly positive Non-GAAP adjusted EBITDA for Q1 2018 compared to a Non-GAAP adjusted EBITDA loss of $.9 million in Q1 2017. The $.9 million improvement was due to the factors described above (please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release).

Process Systems
Broadwind Energy designs and manufactures custom, modular systems for compression, filtration and other specialized process applications for the global market. On February 1, 2017, the Company acquired Red Wolf which has been combined with the Abilene-based compressed natural gas (“CNG”) and fabrication business, previously reported as a part of Towers and Heavy Fabrications, to form the Process Systems segment.

The Company acquired Red Wolf on February 1, 2017, therefore the 2017 results included only a partial quarter for that operation. Process Systems revenue totaled $4.4 million in Q1 2018 compared to $3.3 million in Q1 2017 due to the recovery in mining and other industrial markets. The operating loss totaled $.9 million in Q1 2018 compared to $.8 million in Q1 2017 due to a less favorable product mix.

Corporate

Corporate and other expenses totaled $1.5 million in Q1 2018, down from $1.9 million in Q1 2017. The decrease was primarily due to a reduction in incentive compensation and lower salaries and benefits expense due to reduced staffing.

Cash and Liquidity

During Q1 2018, operating working capital (accounts receivable and inventory, net of accounts payable and customer deposits) increased to $14.3 million as production levels increased to support higher scheduled tower deliveries.

Capital expenditures, net of disposals, in Q1 2018 totaled $.3 million.

Debt and capital leases totaled $21.2 million at March 31, 2018, including the $2.6 million New Markets Tax Credit loan, which is expected to be substantially forgiven when it matures in Q3 18. The Company was not in compliance with the minimum EBITDA covenant of its credit facility as of March 31, 2018. On May 3, 2018, the Company and Canadian Imperial Bank of Commerce (“CIBC”) executed an amendment to the loan agreement waiving compliance with this covenant. The Company’s $25 million line of credit with CIBC had a balance of $14.2 million at March 31, 2018 and $9.9 million of availability.

Cash assets (cash and short-term investments) remained near zero as expected because the Company’s cash and receipts are automatically applied to the outstanding credit line balance consistent with the terms of the line.

About Broadwind Energy, Inc.
Broadwind Energy (NASDAQ:BWEN) is a precision manufacturer of structures, equipment and components for clean tech and other specialized applications. From gears and gearing systems for wind, oil and gas and mining applications, to wind towers and industrial weldments, we have solutions for the clean tech, energy and infrastructure needs of the future. With facilities throughout the U.S., Broadwind Energy's talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com

Forward-Looking Statements
This release contains “forward looking statements”—that is, statements related to future, not past, events—as defined in Section 21E of the Securities Exchange Act of 1934, as amended, that reflect our current expectations regarding our future growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management. Forward looking statements include any statement that does not directly relate to a current or historical fact. We have tried to identify forward looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward looking statements.

Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following: (i) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants and state renewable portfolio standards; (ii) our customer relationships and our substantial dependency on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units; (iii) our ability to continue to grow our business organically and through acquisitions; (iv) the sufficiency of our liquidity and alternate sources of funding, if necessary; (v) our ability to realize revenue from customer orders and backlog; (vi) our ability to operate our business efficiently, manage capital expenditures and costs effectively, and generate cash flow; (vii) the economy and the potential impact it may have on our business, including our customers; (viii) the state of the wind energy market and other energy and industrial markets generally and the impact of competition and economic volatility in those markets; (ix) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; (x) the effects of the recent change of administrations in the U.S. federal government; (xi) our ability to successfully integrate and operate the business of Red Wolf Company, LLC and to identify, negotiate and execute future acquisitions; (xii) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended; and (xiii) the impact of future sales of our common stock or securities convertible into our common stock on our stock price. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change.

BROADWIND ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	March 31,	December 31,
	2018	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents……………………………………………………………………………………..	$26	$78
Accounts receivable, net……………………………………………………………………………………..	15,925	13,644
Inventories, net……………………………………………………………………………………………….	22,294	19,279
Prepaid expenses and other current assets…………………………………………………………………	1,819	1,798
Current assets held for sale………………………………………………………………………………………………………	579	580
Total current assets…………………………………………………………………………………………	40,643	35,379
LONG-TERM ASSETS:
Property and equipment, net…………………………………………………………………………………..	53,707	55,693
Goodwill…………………………………………………………………………………..	4,993	4,993
Other intangible assets, net……………………………………………………………………………………………	15,607	16,078
Other assets……………………………………………………………………………………………………….	195	207
TOTAL ASSETS…………………………………………………………………………………………………	$115,145	$112,350

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Line of credit, NMTC and other notes payable…………………………………………………………………………………..	$18,028	$14,138
Current maturities of long-term debt……………………………………………………………………….	114	114
Current portions of capital lease obligations……………………………………………………………….	771	762
Accounts payable…………………………………………………………………………………………………..	13,905	11,756
Accrued liabilities …………………………………………………………………………………………………	6,046	4,393
Customer deposits…………………………………………………………………………………………………	9,988	9,791
Current liabilities held for sale…………………………………………………………………………………………………	29	30
Total current liabilities………………………………………………………………………………………	48,881	40,984

LONG-TERM LIABILITIES:
Long-term debt, net of current maturities……………………………………………………………………..	1,523	797
Long-term capital lease obligations, net of current portions…………………………………………………	745	941
Other………………………………………………………………………………………………………………..	2,333	3,557
Total long-term liabilities……………………………………………………………………………………	4,601	5,295

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued
or outstanding………………………………………………………………………………………………………………………	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 15,650,956 and
15,480,299 shares issued as of March 31, 2018 and December 31, 2017, respectively………………………………………….	16	15
Treasury stock, at cost, 273,937 shares at March 31, 2018
and December 31, 2017……………………………………………………………………………………………….	(1,842)	(1,842)
Additional paid-in capital………………………………………………………………………………………..	380,434	380,005
Accumulated deficit………………………………………………………………………………………………	(316,945)	(312,107)
Total stockholders' equity………………………………………………………………………………………	61,663	66,071
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY………………………………………………………………….	$115,145	$112,350

BROADWIND ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended March 31,
	2018	2017

Revenues……………………………………………………………………………………………………..	$29,967	$56,060
Cost of sales……………………………………………………………………………………………………….	29,984	49,686
Restructuring……………………………………………………………………………………………………….	115	-
Gross (loss)/profit…………………………………………………………………………………………….	(132)	6,374

OPERATING EXPENSES:
Selling, general and administrative……………………………………………………………………..	3,898	4,420
Intangible amortization…………………………………………………………………………………	471	351
Restructuring……………………………………………………………………………………………………….	36	-
Total operating expenses…………………………………………………………………………….	4,405	4,771
Operating (loss) income………………………………………………………………………………………………	(4,537)	1,603

OTHER INCOME, net:
Interest expense, net……………………………………………………………………………………….	(298)	(139)
Other, net…………………………………………………………………………………………….	(3)	-
Total other expense, net……………………………………………………………………………….	(301)	(139)

Net (loss) income before benefit for income taxes………………………………………………………..	(4,838)	1,464
Benefit for income taxes………………………………………………………………….…………………………	(27)	(5,018)
(LOSS) INCOME FROM CONTINUING OPERATIONS………………………………..……………………………………	(4,811)	6,482
LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX…………………………………………..………………………………………………	(27)	(155)
NET (LOSS) INCOME………………………………………………………………………………………………	$(4,838)	$6,327

NET (LOSS) INCOME PER COMMON SHARE - BASIC:
(Loss) income from continuing operations………………………………..……………………………………	$(0.32)	$0.43
Loss from discontinued operations………………………………..……………………………………….	-	(0.01)
Net (loss) income……………………………………………………………………………………………………………………..	$(0.32)	$0.42
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - Basic………………………………	15,257	14,929
NET INCOME (LOSS) PER COMMON SHARE - DILUTED:
(Loss) income from continuing operations………………………………..……………………………….	$(0.32)	$0.43
Loss from discontinued operations………………………………..……………………………………….	-	(0.01)
Net (loss) income…………………………………………………………………………………………….	$(0.32)	$0.42
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - Diluted……………………………	15,257	15,195

BROADWIND ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income…...……………………………………………………………………………………………	$(4,838)	$6,327
Loss from discontinued operations……………………………………………………………………….	(27)	(155)
(Loss) income from continuing operations……………………………………………………………………………………………	(4,811)	6,482

Adjustments to reconcile net cash used in operating activities:
Depreciation and amortization expense…………………………………………………………………….	2,357	2,101
Deferred income taxes………………………………………………………………………………………….	(27)	(5,050)
Stock-based compensation……………………………………………………………………………………..	262	222
Allowance for doubtful accounts……………………………………………………………………………….	(15)	8
Common stock issued under defined contribution 401(k) plan…………………………………….	167	-
Gain on disposal of assets……………………………………………………………………………………….	-	(2)
Changes in operating assets and liabilities:
Accounts receivable………………………………………………………………………………………………..	(2,266)	(9,037)
Inventories ……………………………………………………………………………………………………………	(2,577)	382
Prepaid expenses and other current assets……………………………………………………………..	21	423
Accounts payable ……………………………………………………………………………………………….	2,956	2,883
Accrued liabilities………………………………………………………………………………………………	1,653	(2,356)
Customer deposits…………………………………………………………………………………………….	197	(4,440)
Other non-current assets and liabilities…………………………………………………………………………………………….	(1,210)	239
Net cash used in operating activities of continued operations………………………………………………………………………………………………	(3,293)	(8,145)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid in acquisition………………………………………………………………………………..	-	(16,659)
Sales of available for sale securities……………………………………………………...…………..	-	2,221
Maturities of available for sale securities……………………………………………………...…….	-	950
Purchases of property and equipment……………………………………………………………………………...…….	(229)	(3,261)
Proceeds from disposals of property and equipment……………………………………………………………………	-	2
Net cash used in investing activities of continued operations………………………………………………………………………………………………	(229)	(16,747)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit………………………………………………………………………..	32,886	51,852
Payments on line of credit……………………………………………………………………………….	(29,202)	(45,358)
Principal payments on capital leases………………………………………………………………………………..	(187)	(114)
Net cash provided by financing activities of continued operations………………………………………………………………………………………………………………………………	3,497	6,380

DISCONTINUED OPERATIONS:
Operating cash flows………………………………………………………………………………………………..	(27)	74
Financing cash flows……………………………………………………………………………………………..	-	(109)
Net cash used in discontinued operations………………………………………………………………………………………………………………………………	(27)	(35)

Add: Cash balance of discontinued operations, beginning of period	-	2
Less: Cash balance of discontinued operations, end of period	-	-

NET DECREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH………………………………….	(52)	(18,545)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH beginning of the period…………………………………………………….	78	18,800
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH end of the period………………………………………………………………………..	$26	$255

Supplemental cash flow information:
Interest paid…………………………………………………………….…………………………..	$233	$77
Income taxes paid…………………………………………………………………………………..	$-	$3

Non-cash activities:
Issuance of restricted stock grants………………………………………………………………………..	$262	$222
Contingent consideration related to business acquisition…………………………………………………………………………………..	$-	$2,944

Red Wolf acquisition:
Assets acquired…………………………………………………………….………………………….	$-	27,157
Liabilities assumed…………………………………………………………………………………..	$-	7,554

BROADWIND ENERGY, INC. AND SUBSIDIARIES
SELECTED SEGMENT FINANCIAL INFORMATION
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended
	March 31,
	2018	2017
ORDERS:
Towers and Heavy Fabrications………………………………………………………………	$7,842	$29,088
Gearing………………………………………………………………	15,366	7,319
Process Systems………………………………………………………………	4,933	3,615
Total orders……………………………………	$28,141	$40,022

REVENUES:
Towers and Heavy Fabrications……………………………………………………………………	$16,785	$48,895
Gearing………………………………………………………………	8,805	3,871
Process Systems………………………………………………………………	4,377	3,294
Corporate and Other……………………………………………………………	-	-
Total revenues……………………………………	$29,967	$56,060

OPERATING PROFIT/(LOSS):
Towers and Heavy Fabrications………………………………………………………………	$(1,503)	$5,849
Gearing………………………………………………………………	(626)	(1,531)
Process Systems………………………………………………………………	(893)	(822)
Corporate and Other……………………………………………………………	(1,514)	(1,893)
Total operating (loss)/profit ……………………………………	$(4,537)	$1,603

Non-GAAP Financial Measure
The Company provides non-GAAP adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, and stock compensation) as supplemental information regarding the Company’s business performance. The Company’s management uses adjusted EBITDA when it internally evaluates the performance of the Company’s business, reviews financial trends and makes operating and strategic decisions. The Company believes that this non-GAAP financial measure is useful to investors because it provides investors with a better understanding of the Company’s past financial performance and future results allows investors to evaluate the Company’s performance using the same methodology and information as used by the Company’s management. The Company's definition of adjusted EBITDA may be different from similar non-GAAP financial measures used by other companies and/or analysts.

BROADWIND ENERGY, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS)
(UNAUDITED)

Consolidated	Three Months Ended March 31,
	2018	2017
Net (Loss)/Income from continuing operations…………………………….	$(4,811)	$6,482
Interest Expense……………………………………………….	298	139
Income Tax Provision/(Benefit)………………………………	(27)	(5,018)
Depreciation and Amortization………………………………………………………………	2,357	2,101
Share-based Compensation and Other Stock Payments………………………………………………………………	429	222
Restructuring Costs………………………………………….	151	-
Adjusted EBITDA (Non-GAAP)………………………….	$(1,603)	$3,926

Towers and Heavy Fabrications Segment	Three Months Ended March 31,
	2018	2017
Net (Loss)/Income………………………………………….	$(1,115)	$4,003
Interest Expense/(Benefit)………………………………….	31	15
Income Tax (Benefit)/Provision………………………………	(419)	1,831
Depreciation and Amortization………………………………………………………………	1,255	1,092
Share-based Compensation and Other Stock Payments………………………………………………………………	143	58
Adjusted EBITDA (Non-GAAP)……………………………..	$(105)	$6,999

Gearing Segment	Three Months Ended March 31,
	2018	2017
Net Income/(Loss)…………...…………………………….	$(631)	$(1,537)
Interest Expense……………………………………………	3	4
Income Tax Provision/(Benefit)………………………………	3	2
Depreciation and Amortization………………………………………………………………	590	625
Share-based Compensation and Other Stock Payments………………………………………………………………	66	19
Adjusted EBITDA (Non-GAAP)………………………..	$31	$(887)

Process Systems	Three Months Ended March 31,
	2018	2017
Net Income/(Loss)…………………………………………………	$(644)	$(699)
Interest Expense…………………………………………………….	1	1
Income Tax Provision/(Benefit)……………………………………	(253)	(125)
Depreciation and Amortization…………………………………….	451	334
Share-based Compensation and Other Stock Payments…………	28	6
Restructuring Expense…………………………………………….	152	-
Adjusted EBITDA (Non-GAAP)………………………………	$(265)	$(483)

Corporate and Other	Three Months Ended March 31,
	2018	2017
Net(Loss)/Income…………………………………………………..	$(2,421)	$4,715
Interest Expense…………………………………………………	263	119
Income Tax Provision/(Benefit)………………………………	642	(6,726)
Depreciation and Amortization………………………………………………………………	61	51
Share-based Compensation and Other Stock Payments………………………………………………………………	192	138
Adjusted EBITDA (Non-GAAP)…………………………….	$(1,263)	$(1,703)

BWEN INVESTOR CONTACT: Joni Konstantelos, 708.780.4819 joni.konstantelos@bwen.com